Exhibit 3.25
CERTIFICATE OF FORMATION
of
CST SERVICES LLC
Dated: April 23, 2013
This Certificate of Formation is being duly executed and filed by the undersigned, an authorized person within the meaning of the Delaware Limited Liability Company Act, as amended (the “DLLCA”), to form a limited liability company under the DLLCA.

FIRST:	The name of the limited liability company formed hereby is:
CST Services LLC

SECOND:	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

THIRD:
The name and address of its registered agent for service of process is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

FOURTH:	This Certificate of Formation shall be effective as of 11:30 a.m. Eastern Standard Time on April 23, 2013.
[Signature page follows]

[Signature Page to Certificate of Formation of CST Services LLC]
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date set forth above.

By: /s/ Kimberly S. Bowers_______________
Kimberly S. Bowers
Authorized Person

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